UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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ASHFORD HOSPITALITY PRIME, INC.
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On June 1, 2016, Ashford Hospitality Prime, Inc. presented the following slideshow to the investor community:

 Investor Presentation – June 2016

 Certain statements and assumptions in this presentation contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, our business and investment strategy, our understanding of our competition, current market trends and opportunities, and projected capital expenditures. Such statements are subject to numerous assumptions and uncertainties, many of which are outside of our control. These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets, the general economy or the hospitality industry, whether the result of market events or otherwise; our ability to deploy capital and raise additional capital at reasonable costs to repay debts, invest in our properties and fund future acquisitions; unanticipated increases in financing and other costs, including a rise in interest rates; the degree and nature of our competition; actual and potential conflicts of interest with Ashford Hospitality Trust, Inc., Ashford Hospitality Advisors, LLC (“Ashford LLC”), Ashford Inc., Remington Lodging & Hospitality, LLC, our executive officers and our non-independent directors; our ability to implement and execute on planned initiatives announced in connection with the conclusion of our independent directors’ strategic review process; changes in personnel of Ashford LLC or the lack of availability of qualified personnel; changes in governmental regulations, accounting rules, tax rates and similar matters; legislative and regulatory changes, including changes to the Internal Revenue Code and related rules, regulations and interpretations governing the taxation of real estate investment trusts (“REITs”); and limitations imposed on our business and our ability to satisfy complex rules in order for us to qualify as a REIT for U.S. federal income tax purposes. These and other risk factors are more fully discussed in the section entitled “Risk Factors” in our Annual Report on Form 10-K, and from time to time, in our other filings with the Securities and Exchange Commission (“SEC”). The forward-looking statements included in this presentation are only made as of the date of this presentation. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.EBITDA is defined as net income before interest, taxes, depreciation and amortization. EBITDA yield is defined as trailing twelve month EBITDA divided by the purchase price. A capitalization rate is determined by dividing the property's net operating income by the purchase price. Net operating income is the property's funds from operations minus a capital expense reserve of either 4% or 5% of gross revenues. Hotel EBITDA flow-through is the change in Hotel EBITDA divided by the change in total revenues. EBITDA, FFO, AFFO, CAD and other terms are non-GAAP measures, reconciliations of which have been provided in prior earnings releases and filings with the SEC.This overview is for informational purposes only and is not an offer to sell, or a solicitation of an offer to buy or sell, any securities of Ashford Prime or any of its respective affiliates, and may not be relied upon in connection with the purchase or sale of any such security.Additional Information and Where to Find ItAshford Hospitality Prime, Inc. (“Ashford Prime”), its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from Ashford Prime’s stockholders in connection with its 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”). Stockholders may obtain information regarding the names, affiliations and interests of such individuals in Ashford Prime’s definitive proxy statement, filed with the SEC on April 25, 2016. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the definitive proxy statement and, to the extent applicable, will be updated in other materials to be filed with the SEC in connection with Ashford Prime’s 2016 Annual Meeting.Ashford Prime has filed a definitive proxy statement in connection with the 2016 Annual Meeting. ASHFORD PRIME STOCKHOLDERS ARE STRONGLY URGED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING GOLD PROXY CARD AND OTHER RELEVANT DOCUMENTS FILED BY ASHFORD PRIME WITH THE SEC IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The definitive proxy statement and an accompanying GOLD proxy card are, along with other relevant documents, available at no charge on the SEC’s website at www.sec.gov. Copies of these documents will also be available free of charge from Ashford Prime by directing a request to Ashford Hospitality Prime, Inc., Attn: Investor Relations, 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254 or by calling (972) 490-9600.  *  Certain Disclosures

Background on Ashford Prime

- Ashford Hospitality Prime, Inc. ("Ashford Prime" or the "Company")(NYSE: AHP) was created in November 2013 through a spin-off of 8 high quality hotels from Ashford Hospitality Trust, Inc. ("Ashford Trust")(NYSE: AHT)
- The spin-off was a way to unlock value for stockholders
- Our strategy: invest in high RevPAR, high quality luxury hotels in gateway and resort markets
- AHP was designed to have an external manager, Ashford Inc. (NYSE MKT: AINC)
  - Lower cost than if internally advised
  - An incentive structure for AINC that is aligned with AHP market performance
  - Management team has a long, successful track record
  - Superior long-term total shareholder returns vs. peers
  - Extensive experience in managing lodging investments over multiple cycles
- Ashford Prime is majority controlled by a set of experienced, independent directors
- The Company has among the highest insider equity ownership among its peers
- Recently, the Board completed a wide ranging and thorough review of strategic alternatives
- The Board has taken several steps to maximize value for shareholders and continues to evaluate a number of initiatives – including a new CEO and additional independent Board members

ASHFORD
HOSPITALITY PRIME
3

 Recent Updates  *  In May 2016 the US District Court for the Northern District of Texas rejected Sessa's motion for preliminary injunction ending the proxy contestProxy advisory firm Glass Lewis recommends Ashford Prime stockholders vote "FOR" all Ashford Prime DirectorsExcellent progress on strategic alternatives to enhance shareholder value

 In discussions  Interviewing highly-qualified, independent candidates  Actively in market purchasing shares; bought back approximately 490,000 shares for $5.5 million as of May 27, 2016  Investment has been redeemed  Increased dividend 20% to $0.12  Courtyard Seattle under contract for $84.5 million at 6.7% TTM NOI cap rate  Excellent Progress on Strategic Alternatives  *              Increase dividend  WHAT WE SAID WE WOULD DO  Sell up to 4 non-strategic hotels  Liquidate investment fund  $50 million stock repurchase program  Add 2 independent directors  Appoint new CEO  WHAT WE HAVE DONE

 Ashford Hospitality Prime Vision  Well defined strategy investing in luxury hotels in gateway and resort markets  *  Bardessono Hotel & SpaYountville, CA  Pier House ResortKey West, FL  The Ritz-Carlton St. ThomasSt. Thomas, USVI  Grow platform through accretive acquisitions of high quality assets  Highly-aligned management team and organizational structure  Simple and straightforward investment profile  Grow organically through strong revenue and cost control initiatives  Maintain conservative capital structure  Execute on strategic alternatives initiatives to enhance stockholder value  Utilize key money from Ashford Inc. to assist with accretive growth

 *  STRONG OPERATIONAL PERFORMANCE  7.3% RevPAR growth in 2015 was the highest amongst our peersPortfolio RevPAR of $199 in 2015 is second amongst our peers  AHP Leadership Has Delivered Results in Operational Excellence

AHP Leadership **Has Delivered Results** in Prudent, Accretive Growth

ACCRETIVE GROWTH OF HOTEL PORTFOLIO

- Acquired the Ritz-Carlton St. Thomas, Bardessono Hotel & Spa, Sofitel Chicago, & Pier House Resort
- Increased portfolio RevPAR since spin-off by over 40% to $199 as of 12/31/15
- Increased asset base by 50% since spin-off



42% Growth
$250.00
$200.00
$150.00
$100.00
$50.00
$0.00
$140.20
$148.64
$171.35
$199.43
2012
2013
2014
2015

Second highest RevPAR amongst peers

CONSERVATIVE CAPITAL STRUCTURE

- $166 million of net working capital as of 3/31/16
- Target leverage of 5.0x net debt/ EBITDA
- No 2016 debt maturities
- All debt is non-recourse, property level mortgage debt

Effective navigation of capital markets to extend debt maturities with no debt due in 2016



Debt Maturity
$404.8
$8.1
$80.0
$152.0
$195.4
2016
2017
2018
2019
2020
Thereafter
Fixed-Rate
Floating-Rate

ASHFORD HOSPITALITY PRIME

8

 *  AHP Leadership Has Delivered Results in Returning Capital to Shareholders  Increased quarterly common dividend by 140% since spin-off  Q1 2016 AFFO per share growth of over 45%  Disciplined Capital Strategies   Weighted Average Interest Rate  Decreased weighted average interest rate by 60 bps since 2013 improving cash flow  Bought back ~$35.5 million of stock at discount to NAVRefinanced debt at lower weighted average interest rates$70 million convertible preferred equity raise at $18.90 conversion price (79% premium to current stock price as of May 26, 2016)

AHP's Management Team Is **Aligned** Like No Other

HIGHLY ALIGNED MANAGEMENT TEAM

- Insider ownership of 15%, 6x more than hotel REIT industry average
- Insider ownership among the highest of its peers
- Management has significant personal wealth invested in the Company
- Incentive fee based on AHP total return outperformance vs. its peers

Insider Equity Ownership



16.0%
14.0%
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
15%*
5.7%
3.4%
3.3%
3.3%
2.3%
2.2%
1.9%
1.8%
1.3%
1.2%
0.8%
0.5%
Over 6x higher than industry peer average
Highly-aligned management team with among highest insider equity ownership of publicly-traded Hotel REITs
AHP
HT
RLJ
CLDT
FCH
Peer Avg
CHSP
INN
HST
PEB
DRH
SHO
LHO

Public Lodging REITs include: CHSP, CLDT, DRH, FCH, HST, HT, INN, LHO, PEB, RLJ, SHO
Source: Company filings.
** Insider equity ownership for Ashford Prime includes direct & indirect interests & interests of related parties*

ASHFORD HOSPITALITY PRIME

10

Benefits of the Ashford Structure

Structural Attractiveness	Benefits of Structure

Structural Attractiveness

- Publicly traded external advisor increases transparency and provides strong alignment
- 7 member Board with 5 independent directors
- Base Fee – based on AHP's total enterprise value rather than book value
- Incentive Fee paid only if total stockholder return exceeds peer group average (outperformance capped at 25%)
- AHP owns 9.7% of AINC so shareholders participate in economics of the advisor

Benefits of Structure

- Increased scale through affiliation with Ashford Trust (AHP = 12 hotels; AHT = 132 hotels)
- Strong brand relationships given large scale
- Capital markets benefits given scale across the platforms
- Ability to partner with Ashford Trust on portfolio acquisitions
- G&A savings from being externally managed
- Other cost synergies given scale (property insurance, etc.)
- Key money investment from advisor
- Decreased fee as market cap grows
- Reciprocal termination rights

ASHFORD HOSPITALITY PRIME
11

Ashford Prime's Management Team is Experienced and Qualified



Montgomery J. Bennett
Chief Executive Officer & Chairman of the Board

- 27 years of hospitality experience
- 13 years with Ashford (14 years with Ashford predecessor)
- Cornell School of Hotel Administration BS
- Cornell S.C. Johnson MBA



Douglas A. Kessler
President

- 20 years of hospitality experience
- 13 years with Ashford
- 10 years with Goldman Sachs
- Stanford BA, MBA



David A. Brooks
Chief Operating Officer, General Counsel

- 24 years of hospitality experience
- 13 years with Ashford (11 years with Ashford predecessor)
- University of North Texas BS, University of Houston JD



Deric S. Eubanks, CFA
Chief Financial Officer

- 16 years of hospitality experience
- 13 years with Ashford
- 3 years with ClubCorp
- CFA charterholder
- Southern Methodist University BBA



Mark L. Nunneley
Chief Accounting Officer

- 31 years of hospitality experience
- 13 years with Ashford (18 years with Ashford predecessor)
- Pepperdine University BS, University of Houston MS, CPA



Jeremy J. Welter
EVP of Asset Management

- 10 years of hospitality experience
- 5 years with Ashford (5 years with Ashford predecessor)
- 5 years with Stephens Investment Bank
- Oklahoma State University BS



J. Robison Hays
Chief Strategy Officer

- 11 years of hospitality experience
- 11 years with Ashford
- 3 years of M&A experience at Dresser Inc. & Merrill Lynch
- Princeton University AB

Aggregate 139 Years of Relevant Industry Experience

ASHFORD HOSPITALITY PRIME

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 Management's Long Term Track Record of Creating Value at Ashford Trust  *  Since IPO on August 26, 2003Peer average includes: CHSP, CLDT, DRH, FCH, HST, HT, INN, LHO, RLJ, SHOReturns as of 5/26/16Source: SNL  Total Stockholder Return  Significant long-term outperformance proves management's ability to create value for shareholders over time  (1)

 AHP Outperformance vs. Named Peers  *  Named peers include: CHSP, DRH, LHO, SHO, PEBSource: BloombergNote: Total return analysis assumes reinvested dividends  Stock Total Return Relative Performance Compared to Named Peers  SESSA'S DISRUPTIVE PROXY FIGHT

 High Quality Portfolio  *  Ashford Prime Hotels  Courtyard Seattle DowntownSeattle, WA  Marriott SeattleSeattle, WA  Hilton Torrey PinesLa Jolla, CA  Bardessono Hotel & SpaYountville, CA  Pier House ResortKey West, FL  Renaissance TampaTampa, FL  Chicago Sofitel WaterTowerChicago, IL  Courtyard PhiladelphiaPhiladelphia, PA  Capital HiltonWashington D.C.  Courtyard San FranciscoSan Francisco, CAz  Renaissance TampaTampa, FL  Courtyard PhiladelphiaPhiladelphia, PA  Capital HiltonWashington D.C.  Marriott Plano LegacyPlano, TX  The Ritz-Carlton St. ThomasSt. Thomas, USVI  Announced Planned Sale

 Portfolio Overview  *  As of March 31, 2016Wells Fargo Securities Research; Lodging: TripAdvisor Rankings (September 4, 2015) Note: Hotel EBITDA in thousands  High quality portfolio with total ADR and RevPAR of $245 and $200, respectively for the TTM periodExcluding the Courtyard Seattle Downtown, portfolio ADR and RevPAR is $248 and $203, respectively Geographically diversified portfolio located in strong marketsHighest TripAdvisor ranking among publicly-traded Hotel REITs(2)

Capital Structure and Net Working Capital

- Conservative leverage in line with platform strategy
- Targeted Net Debt / EBITDA of 5.0x
- All debt is non-recourse, property level mortgage debt
- Targeted cash balance of 25% to 30% of market capitalization
- Maintain excess cash balance to capitalize on opportunities
- Hedge unfavorable economic shocks
- Dry powder to execute opportunistic acquisitions

Total Enterprise Value	
Figures in millions except per share values	
Stock Price (As of May 26, 2016)	$10.56
Fully Diluted Shares Outstanding	33.2
Equity Value	**$350.9**
Plus: Convertible Preferred Equity	65.0
Plus: Debt	781.4
Total Market Capitalization	**$1,197.3**
Less: Net Working Capital	(166.1)
Total Enterprise Value	**$1,031.2**

Net Working Capital	
Cash & Cash Equivalents	$99.7
Restricted Cash	34.7
Investment in AIM REHE, LP	45.7
Accounts Receivable, net	13.5
Prepaid Expenses	4.7
Due From Affiliates, net	(4.3)
Due from Third Party Hotel Managers	11.7
Investment in Ashford Inc. (1)	9.1
Total Current Assets	**$214.8**
Accounts Payable, net & Accrued Expenses	$44.5
Dividends Payable	4.3
Total Current Liabilities	**$48.8**
Net Working Capital	**$166.1**

ASHFORD HOSPITALITY PRIME

As of March 31, 2016
(1)At market value as of May 26, 2016

18

Debt Maturities and Leverage

- Target leverage: Net Debt / EBITDA < 5.0x
- Pro forma Net Debt / EBITDA of approximately 5.4x after sale of CY Seattle
- Maintain mix of fixed and floating rate debt
- Ladder maturities
- Exclusive use of property-level, non-recourse debt

Debt Maturity Schedule (mm)(1)



Debt Yield: 16.1%
Debt Yield: N/A
Debt Yield: 10.3%
Debt Yield: 15.4%
Debt Yield: 14.5%
$403.3
$8.1
$80.0
$152.0
$194.7
2016
2017
2018
2019
2020
Thereafter
Fixed-Rate
Floating-Rate

Debt Maturity Schedule (mm)(1) - Pro Forma(2)



Debt Yield: 17.2%
Debt Yield: N/A
Debt Yield: 10.3%
Debt Yield: 15.4%
Debt Yield: 14.5%
$338.3
$8.1
$80.0
$152.0
$194.7
2016
2017
2018
2019
2020
Thereafter
Fixed-Rate
Floating-Rate

ASHFORD HOSPITALITY PRIME

As of March 31, 2016
(1)Assumes extension options are exercised
(2)Pro forma for sale of Courtyard Seattle Downtown
Note: All debt yield statistics are based on EBITDA to principal.

19

Asset Management Expertise – Bardessono

Hotel Overview

- Acquired in July 2015
- **2015 RevPAR of $564**
- 62 keys, 1,350 sq. ft. of meeting space
- Located in Yountville, CA the "Culinary Capital of Napa Valley"
  - High barrier to entry market
- One of only three LEED Platinum certified hotels in the U.S., only hotel in California
- 2015 TripAdvisor Travelers' Choice Award for Top Hotels - #3 in the U.S.


Bardessono – Yountville, CA


Bardessono – Yountville, CA

Opportunities

- Received $2 million of Key Money from AINC
- Opportunity to add 2 to 3 luxury villas to attract ultra-luxury guests
- Cost control opportunities
- Implementation of Remington revenue initiatives
- **From August 2015 to March 2016 (since acquisition): RevPAR up 5.1%, EBITDA Margin up 468 bps, & EBITDA flow-through of 92%**

ASHFORD
HOSPITALITY PRIME

20

 Asset Management Expertise – Pier House  *  Asset management performance significantly exceeded underwritingEliminated $1.5mm in expenses through cost cutting initiatives: Right-sized staffing levelImplemented improved housekeeping practicesIdentified additional F&B efficienciesRealized synergies with other Remington-managed Key West assetsSaved $385,000 in insurance expense by adding to Ashford programRealized approximately $350,000 in annualized incremental parking revenue  Implemented Strategies  Pier House Resort – Key West, FL    Jun-May 2013 Pre-Takeover   Jun-May 2014Post-Takeover  Increase (%, BPs)  RevPAR  $283.94  $323.66  14.0%  Total Revenue*  $19,196  $21,284  10.9%  RPI  $97.7  $101.7  4.09%  EBITDA*  $6,031  $8,312  37.8%  EBITDA Flow      109.2%  *$ in Thousands  Original going-in cap rate of 6.2% in May 2013 and current cap rate of 10.0%

Asset Management Expertise – Ritz St. Thomas

Hotel Overview

- Acquired in December 2015
- 180 keys, 10,000 sq. ft. of meeting space
- Acquisition completed at favorable metrics of **7.2x TTM EBITDA** and **10% TTM NOI cap rate**
- Located in St. Thomas in the U.S. Virgin Islands with high barriers to entry
- 30 oceanfront acres along Great Bay
- Recognized in the 2015 U.S. News & World Report's Best Hotel Rankings


Great Bay View
The Ritz-Carlton St. Thomas


The Ritz-Carlton St. Thomas

Opportunities

- Significant upside after recently completed extensive $22 million renovation of guest rooms and public space
- Since closing of the acquisition, our asset management team has identified several opportunities to improve performance
- **EBITDA Margin up 208 bps, & EBITDA flow-through of 129.1%** in the 1st quarter 2016 (1st full quarter of ownership) with no change in property manager

ASHFORD
HOSPITALITY PRIME

22

Key Takeaways  *  Announced planned sale of the Courtyard Seattle Downtown  Commenced execution of strategic alternatives initiatives to enhance stockholder value  The proxy contest is over with ruling of the Federal Court  Highly-aligned management team  Maximizing shareholder value is our #1 objective  Proxy advisory firm Glass Lewis recommends Ashford Prime stockholders vote "FOR" all Ashford Prime Directors

 Investor Presentation – June 2016